[Progress Letterhead]


                                            March 19, 1999



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Progress Financial Corporation. The meeting will be held at the Plymouth Country Club located at Plymouth and Belvoir Roads, Norristown, Pennsylvania on Tuesday, April 27, 1999 at 9:00 a.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     We appreciate your support and interest in Progress Financial Corporation.


                                            Sincerely,



                                            W. Kirk Wycoff
                                            Chairman, President and
                                            Chief Executive Officer

                         PROGRESS FINANCIAL CORPORATION
                           4 Sentry Parkway, Suite 200
                                  P.O. Box 3036
                       Blue Bell, Pennsylvania 19422-0764
                                 (610) 825-8800

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 27, 1999

                                   ----------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Progress Financial Corporation (the "Company") will be held at the Plymouth Country Club located at Plymouth and Belvoir Roads, Norristown, Pennsylvania on Tuesday, April 27, 1999 at 9:00 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     (1) To elect four (4) directors for a three-year term and one (1) director for a one-year term and until their successors are elected and qualified;

     (2) To amend the Company's 1993 Stock Incentive Plan to increase the number of shares authorized under the plan;

     (3) To ratify the appointment by the Board of Directors of PricewaterhouseCoopers L.L.P. as the Company's independent accountants for the year ending December 31, 1999; and

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

     The Board of Directors has fixed March 5, 1999 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

     A copy of the Company's Annual Report for 1998 is enclosed. The Annual Report is not to be regarded as proxy solicitation material.

                                            By Order of the Board of Directors


                                            Eric J. Morgan

                                            Corporate Secretary
Blue Bell, Pennsylvania
March 19, 1999

--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                                   ----------

                         PROGRESS FINANCIAL CORPORATION
                           4 Sentry Parkway, Suite 200
                                  P.O. Box 3036
                       Blue Bell, Pennsylvania 19422-0764
                                 (610) 825-8800

                                   ----------

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 27, 1999


     This Proxy Statement is furnished to holders of common stock, $1.00 par value per share ("Common Stock"), of Progress Financial Corporation (the "Company"), a Delaware corporation, in connection with the solicitation by and on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Plymouth Country Club located at Plymouth and Belvoir Roads, Plymouth, Pennsylvania, on Tuesday, April 27, 1999 at 9:00 a.m., Eastern Time, and at any adjournment thereof. This Proxy Statement is first being mailed to stockholders on or about March 19, 1999.

     At the Annual Meeting, stockholders will be asked to elect four directors to serve for three-year terms and one director to serve for a one-year term. G. Daniel Jones, Paul M. LaNoce, Janet E. Paroo and Kevin J. Silverang, will each serve for terms expiring at the Company's 2002 Annual Meeting and John E. F. Corson will serve for a term expiring at the Company's 2000 Annual Meeting. In addition, stockholders will be asked to amend the Company's 1993 Amended and Restated Stock Incentive Plan (the "Stock Incentive Plan") to increase the number of shares authorized under the plan; to ratify the appointment of PricewaterhouseCoopers L.L.P. as the Company's independent accountants for the year ending December 31, 1999; and to transact such other business as may properly come before the meeting and all adjournments thereof.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted "FOR" the nominees for director described herein, "FOR" the proposal to amend the Stock Incentive Plan, "FOR" the appointment of PricewaterhouseCoopers L.L.P. as the Company's independent accountants for the year ending December 31, 1999 and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Attention: Eric J. Morgan, Corporate Secretary, Progress Financial Corporation, 4 Sentry Parkway, Suite 200, P.O. Box 3036, Blue Bell, Pennsylvania 19422-0764); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

     Only stockholders of record at the close of business on March 5, 1999 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 5,270,728 shares of Common Stock issued and outstanding, held by approximately 1,800 holders of record, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting.

     The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. The persons receiving the greatest number of votes of the Common Stock in each class, up to the number of directors to be elected in such class, shall be elected as directors of the Company. The affirmative vote of the holders of a majority of the total votes cast at the Annual Meeting is required for approval of the proposals to amend the Stock Incentive Plan and to ratify the appointment of the Company's independent auditors.

     Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Because of the required votes, abstentions will not be counted as votes cast for the election of directors and the proposals to amend the Stock Incentive Plan and to ratify the appointment of the Company's independent auditors and, thus, will have no effect on the voting of these proposals. Under rules applicable to broker-dealers, the election of directors and the other proposals are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and, thus, there will be no "broker non-votes" at the Annual Meeting.

                    INFORMATION WITH RESPECT TO NOMINEES FOR
                   DIRECTOR AND DIRECTORS WHOSE TERMS CONTINUE

Election of Directors

     The Certificate of Incorporation and Bylaws of the Company provide that the Board of Directors of the Company shall consist of no fewer than seven nor more than 21 members, the exact number to be fixed from time to time by resolution of the Board of Directors. The Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually, and stockholders of the Company are not permitted to cumulate their votes for the election of directors. By affirmation vote of a majority of the Board of Directors, a resolution was adopted which presently fixes the number of members of the Board at 12.

     No nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption, and there was no arrangement or understanding pursuant to which any of the nominees for director was selected as a nominee. All nominees currently serve as directors of the Company.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the five nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

     The following tables present information concerning each nominee for director and each director whose term continues, including the principal occupation of such person during at least the past five years, their tenure as a director of the Company and the number and percent of Common Stock beneficially owned by such persons as of the Voting Record Date.

           Nominees for Director for Three-Year Term Expiring in 2002


                                                                                                    Common Stock
                                      Principal Occupation During                Director      Beneficially Owned as of
      Name            Age                 the Past Five Years                     Since            March 5, 1999(1)
      ----            ---             ---------------------------                --------      ------------------------
                                                                                                   No.            %
                                                                                               ----------        --
G. Daniel Jones       47    Managing Director of Jones, Hayward & Lenzi,           1999          3,756(2)        --
                            Business Services, Inc., a professional corporation
                            of certified public accountants, located in Bala
                            Cynwyd, Pennsylvania, since 1982.

Paul M. LaNoce        39    President of DAR Industrial Products, Inc., an         1991         38,339(3)        --
                            industrial manufacturer in Philadelphia,
                            Pennsylvania.

Janet E. Paroo        44    Chief Operating Officer of Global Health Group,        1996         31,610(4)        --
                            Inc., a health care company in West Conshohocken,
                            Pennsylvania involved with the development and
                            management of health care facilities, systems and
                            programs primarily in South East Asia and India
                            since 1995. Banker for Meridian Bank in
                            Philadelphia, Pennsylvania from 1986 to 1995.

Kevin J. Silverang    43    Attorney/Shareholder with the law firm of              1999         11,025           --
                            Buchanan Ingersoll in Philadelphia, Pennsylvania
                            since December 1997. Former attorney and founding
                            partner of the law firm, Kaufman, Coren, Ress,
                            Weidman & Silverang, P.C. in Philadelphia,
                            Pennsylvania from May 1995 to November 1997.
                            Previously, he was an attorney and founding partner
                            of the law firm of Huggler & Silverang in
                            Philadelphia, Pennsylvania.


             Nominee for Director for One-Year Term Expiring in 2000


                                                                                                    Common Stock
                                      Principal Occupation During                Director      Beneficially Owned as of
      Name            Age                 the Past Five Years                     Since            March 5, 1999(1)
      ----            ---             ---------------------------                --------      ------------------------
                                                                                                   No.            %
                                                                                               ----------        --
John E. F. Corson     58    Consultant and President of Corson, Investments, a     1991         15,983(5)        --
                            group of family holding companies in Plymouth
                            Meeting, Pennsylvania.

                  The Board of Directors recommends a vote FOR election of the nominees for director.

             Members of the Board of Directors Continuing in Office

                      Directors With Terms Expiring in 2000


                                                                                                    Common Stock
                                      Principal Occupation During                Director      Beneficially Owned as of
      Name               Age              the Past Five Years                     Since            March 5, 1999(1)
      ----               ---          ---------------------------                --------      ------------------------
                                                                                                   No.            %
                                                                                               ----------        --
A. John May, III          43    Partner in the law firm Pepper, Hamilton LLP       1993         18,345(6)        --
                                in Philadelphia, Pennsylvania

Charles J. Tornetta       68    President of Tornetta Realty Corporation, a        1991         70,834(7)      1.33
                                real estate broker in Norristown, Pennsylvania.
                                Also, President of Commonwealth Insurance Agency.

W. Kirk Wycoff            41    Chairman, President and Chief Executive Officer    1991        373,012(8)      8.08
                                of the Company and the Bank.


                      Directors With Terms Expiring in 2001


                                                                                                    Common Stock
                                      Principal Occupation During                Director      Beneficially Owned as of
      Name               Age              the Past Five Years                     Since            March 5, 1999(1)
      ----               ---          ---------------------------                --------      ------------------------
                                                                                                   No.            %
                                                                                               ----------        --
William O. Daggett, Jr.   58    Chairman of the Board of NABCO; Managing           1990         83,775(9)      1.58
                                Partner of Kistler-Tiffany Companies, a firm
                                engaged in financial and estate planning and
                                employee benefits in Wayne, Pennsylvania. Also,
                                President, Benefit Designs, Inc.; and Vice
                                President, Group Brokerage Associates, Inc.

H. Wayne Griest           50    President and CEO of Progress Realty              1996         32,886(10)       --
                                Advisors, Inc. since January 1996. Former
                                President of the Lee Financing Group, Inc. in
                                Wayne, Pennsylvania from July 1986 until
                                November 1995.

Joseph R. Klinger         56    Principal of KMR Management, Inc., a management    1992         18,735(11)       --
                                consulting company in Glenside, Pennsylvania.

William L. Mueller        47    Attorney/Partner with the law firm Brandt,         1990        136,951(12)     2.58
                                Haughey, Penberthy, Lewis & Hyland in
                                Moorestown, New Jersey since December 1996.
                                Former attorney with Clark, Ladner, Fortenbaugh
                                and Young in Cherry Hill, New Jersey from
                                November 1987 until November 1996.

----------

 (1) Unless otherwise indicated, the number of shares owned is less than 1% of the issued and outstanding Common Stock of the Company.

 (2) The indicated shares are held through the 401(k) plan of Jones, Hayward & Lenzi.

 (3) Includes 9,289 shares subject to stock options which are exercisable within 60 days of March 5, 1999.

 (4) Includes 4,133 shares subject to stock options which are exercisable within 60 days of March 5, 1999.

 (5) Includes 7,714 shares subject to stock options which are exercisable within 60 days of March 5, 1999.

 (6) Includes 2,204 shares held jointly by Mr. May with or for the benefit of certain family members and 4,133 shares subject to stock options, in each case which are exercisable within 60 days of March 5, 1999.

 (7) Includes 27,562 shares subject to warrants to purchase Common Stock ("Common Stock Warrants") and 8,764 shares subject to stock options, in each case which are exercisable within 60 days of March 5, 1999.

 (8) Includes 13,230 shares held jointly by Mr. Wycoff with or for the benefit of certain family members, 13,781 Common Stock Warrants and 227,115 shares subject to stock options, in each case which are exercisable within 60 days of March 5, 1999.

 (9) Includes 61,230 shares owned by companies of which Mr. Daggett is a director, officer and 10% stockholder, 13,781 Common Stock Warrants and 8,764 shares subject to stock options, in each case which are exercisable within 60 days of March 5, 1999.

(10) Includes 6,448 shares subject to stock options which are exercisable within 60 days of March 5, 1999.

(11) Includes 7,714 shares subject to stock options which are exercisable within 60 days of March 5, 1999.

(12) Includes 101,675 shares held jointly by Mr. Mueller with or for the benefit of certain family members, 27,562 Common Stock Warrants and 7,714 shares subject to stock options, in each case which are exercisable within 60 days of March 5, 1999.

Stockholder Nominations

     Nominations for members of the Board of Directors of the Company are made by the Board of Directors or by any stockholder entitled to vote at the Annual Meeting. Section 8.4(d) of the Company's Certificate of Incorporation sets forth the procedures which stockholders must follow in order to make nominations for election to the Board of Directors. In general, such nominations must be submitted in writing to the Company at least 30 days prior to the date of the Annual Meeting. The Company is not required to include such nominations in its proxy statement. If any stockholder properly makes such a nomination, the ballots provided for use by stockholders at the Annual Meeting will bear the name of such nominee or nominees.

The Board of Directors and Its Committees

     The Board of Directors of the Company held a total of seven meetings during the year ended December 31, 1998. No incumbent director attended fewer than 75% of the aggregate total number of meetings of the Board of Directors held during the year ended December 31, 1998, and the total number of meetings held by all committees on which he served during such year, except for Mr. May.

     The Board of Directors of the Company has established several committees, including an Executive Committee and an Audit Committee.

     The Audit Committee of the Company recommends to the Board independent auditors to perform audit and non-audit services, reviews the scope and results of such services, reviews with management and the independent auditors the systems of internal control and audit, assures adherence in accounting and financial reporting to generally accepted accounting principles, and performs such other duties deemed appropriate by the Board of Directors. The Audit Committee met four times in 1998. The following Board members served on the Audit Committee in 1998: William O. Daggett, Jr., Chairman, John E. F. Corson and Paul LaNoce.

     The Executive Committee of the Company has been established to make decisions on acquisitions, investments, and other Board actions between Board meetings. This committee also acts as the Compensation, Stock Benefits Plan and Nominating Committees. For 1998, the following Board members served on the Executive Committee: Joseph R. Klinger, Chairman, Paul M. LaNoce, William O. Daggett, Jr., Charles J. Tornetta and W. Kirk Wycoff. Mr. Wycoff does not participate in the decision making process for his compensation.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by: (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("1934 Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, other than members of the Board of Directors as disclosed under "Information with Respect to Nominees for Director and Directors Whose Terms Continue," (ii) certain executive officers of the Company and all
(iii) directors and executive officers of the Company as a group.

                                                               Common Stock
                                                               Beneficially
       Name and Address of                                     Owned as of
         Beneficial Owner                                    March 5, 1999(1)
       -------------------                                  -------------------
                                                              No.           %
                                                            -------        ----
First Financial Fund, Inc.(2)                               331,050         6.3%
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, New Jersey 07102

Emerald Advisors, Inc (3)                                   273,877         5.2
1857 William Penn Way
Lancaster, Pennsylvania 17601

Executive Officers:
         Michael B. High                                         --          --
         George Mark                                         11,712(4)       --
         Eric J. Morgan                                      21,368(5)       --

All directors and executive officers                        868,331(6)    15.25
  of the Company as a group (14 persons)

----------

(1) Unless otherwise indicated, the number of shares owned is less than 1% of the issued and outstanding Common Stock.

(2) Based upon filings under the Exchange Act, First Financial Fund possesses sole voting power and shares dispositive power for the indicated shares with Wellington Management Company, LLP, in its capacity as investment advisor to the First Financial Fund.

(3) Based upon filings under the Exchange Act, Emerald Advisors possesses sole voting power over 176,754 shares and sole dispositive power over 273,877 shares.

(4) Includes 5,250 shares subject to stock options which are exercisable within 60 days of March 5, 1999.

(5) Includes 15,297 shares subject to stock options which are exercisable within 60 days of March 5, 1999.

(6) Includes 13,230 shares which are held jointly by Mr. Wycoff with or for the benefit of certain family members, 61,230 shares which are owned by companies of which Mr. Daggett is a director, officer or 10% stockholder and 101,675 shares held jointly by Mr. Mueller with or for the benefit of certain family members. Also includes 312,335 subject to stock options and 82,686 Common Stock Warrants held by the group, in each case which are exercisable within 60 days of March 5, 1999.

                             EXECUTIVE COMPENSATION

Summary

     The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company to the following executive officers of the Company for services rendered in all capacities during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

====================================================================================================================================
                                                        Annual Compensation                Long Term Compensation
                                             -----------------------------------------     -----------------------
                                                                                            Awards       Payouts
                                                                           Other           ----------    ---------        All
           Name and                                                       Annual                           LTIP          Other
      Principal Position            Year     Salary(1)      Bonus(2)   Compensation(3)     Options(4)    Payouts(5)  Compensation(6)
------------------------------------------------------------------------------------------------------------------------------------
W. Kirk Wycoff                      1998     $346,400       $79,032          --                  --         --           $26,199
  Chairman, President and           1997      287,885        60,221          --             105,000         --             7,152
  Chief Executive Officer           1996      265,000        63,923          --              37,800         --             4,751
------------------------------------------------------------------------------------------------------------------------------------
H. Wayne Griest(7)                  1998      125,000        19,570          --                  --         --             8,241
  President and Chief               1997      120,000         9,416          --               2,625         --             6,002
  Executive Officer of              1996      115,000         5,975          --               5,250         --             2,521
  Progress Realty Advisors, Inc.
------------------------------------------------------------------------------------------------------------------------------------
George Mark(8)                      1998      148,308        14,350          --              15,750         --             2,967
  Executive Vice President          1997       12,519            --          --                  --         --                --
------------------------------------------------------------------------------------------------------------------------------------
Eric J. Morgan                      1998       99,826         9,400          --                  --         --            15,545
  Senior Vice President and         1997       99,826        12,297          --               7,350         --             5,301
  Chief Credit Officer              1996       91,927        15,085          --               1,175         --             2,742
------------------------------------------------------------------------------------------------------------------------------------
Michael B. High (9)                 1998       43,687         8,968          --              15,000         --             1,092
  Senior Vice President and
  Chief Financial Officer
====================================================================================================================================

(1) Includes amounts deferred pursuant to the Company's 401(k) Profit Sharing Plan, which generally allows employees to defer up to 12% of their compensation, subject to applicable limitation set forth in the Internal Revenue Code.

(2)  Bonuses are payable in 1999 based on 1998 performance objectives.

(3) Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of Company-owned automobiles. In the opinion of management of the Company the costs to the Company of providing such benefits to any individual executive officer during the year ended December 31, 1998 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(4)  Represents options granted pursuant to the Company's Stock Incentive Plan.

(5) The Company did not have a long-term incentive program as of December 31, 1998.

(6) Consists of employer contributions made by the Company pursuant to the 401(k) plan and allocations pursuant to the Company's Employee Stock Ownership Plan ("ESOP"). Employer contributions pursuant to the Company's 401(k) Plan in 1998 were $4,087, $3,614, $2,967, $2,808 and $1,092, respectively, for Messrs. Wycoff, Griest, Mark, Morgan and High and allocations pursuant to the ESOP in 1998 were $22,112, $4,627, $0, $12,737, and $0, respectively.

(7)  Mr. Griest join the Company in January 1996.

(8)  Mr. Mark joined the Company in December 1997.

(9) Mr. High joined the Company in October 1998 and the amounts shown represent compensation paid for a portion of 1998.

Compensation of Directors

     Director's Fees. The Board of Directors of the Bank meets monthly and the Board of the Company meets at least quarterly. Cash compensation is paid to Directors for attendance at regularly scheduled and special Board meetings. Each non-officer director receives a fee of $650 for attendance at each regular or special Board meeting. In addition, each non-officer director receives a fee of $500 for each Executive and Audit Committee meeting attended and $350 for each Loan Committee attended.

     Directors' Stock Option Plan. The Company maintains the Amended and Restated 1993 Directors' Stock Option Plan (the "Directors' Plan") which provides for the grant of compensatory stock options to non-employee directors of the Company and the Bank. Pursuant to the Directors' Plan, in June 1993 each director of the Company or the Bank who was not an employee of the Company or any subsidiary was granted a compensatory stock option to purchase 5,512 shares of Common Stock, at an exercise price of $3.17 per share. In addition, options to purchase 275 shares were granted to each non-employee director for each year from 1993 to 1996 and options to purchase 525 shares were granted in 1997 and 551 shares in 1998 and will also be granted to each non-employee director each year until December 31, 2007. The exercise price is equal to the fair market value of a share of Common Stock on the date of grant. Options granted pursuant to the Directors' Plan are immediately vested and exercisable. Share amounts have been adjusted for stock dividends on the Common Stock.

Compliance with Section 16 (a) of the Securities Exchange Act

     Pursuant to Item 405 of Regulation S-K, the Company is required to disclose (based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent year) each person who, at any time during the fiscal year, was a director, executive officer or beneficial owner of more than ten percent of the Company's Common Stock that failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years.

     Based upon its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and with respect to 1998, the Company is not aware of any director, officer, beneficial owner or more than 10 percent of the Company's Common Stock or any other person subject to Section 16 of the Exchange Act who has failed to file any such form on a timely basis during 1998.

Stock Options

     The following table sets forth certain information concerning grants of stock options awarded to the named executive officers during the year ended December 31, 1998

     Option Grants in Last Fiscal Year


=============================================================================================================
                                                                                  Potential Realizable Value
                                                                                    at Assumed Annual Rates
                                                                                  of Stock Price Appreciation
                          Individual Grants                                            for Option Term(3)
-------------------------------------------------------------------------------------------------------------
                                    % of Total
                       Options     Options Granted   Exercise     Expiration
          Name         Granted     to Employees(1)   Price(2)        Date             5%            10%
-------------------------------------------------------------------------------------------------------------
W. Kirk Wycoff              --            --              --            --               --             --
-------------------------------------------------------------------------------------------------------------
H. Wayne Griest             --            --              --            --               --             --
-------------------------------------------------------------------------------------------------------------
George Mark             15,750         22.65%         $15.71        1/1/08         $155,700       $394,451
-------------------------------------------------------------------------------------------------------------
Eric J. Morgan              --            --              --            --               --             --
-------------------------------------------------------------------------------------------------------------
Michael B. High         15,000         21.57           13.125      10/1/08          123,814        313,768
=============================================================================================================

(1)  Percentage of options granted to all employees during 1998.

(2) In all cases the exercise price was based on the fair market value of a share of Common Stock on the date of grant.

(3) Assumes compounded rates of return of 5% and 10% for the remaining life of the options and future stock prices of $25.59 and $40.75, respectively, for the options granted to Mr. Mark and future stock prices of $21.38 and $34.03, respectively, for the options granted to Mr. High.

     The following table sets forth certain information concerning exercises of stock options granted pursuant to the Company's stock option plans by the named executive officers during the year ended December 31, 1998 and options held at December 31, 1998.

                 Aggregated Option Exercise in Last Fiscal Year
                           and Year End Option Values


====================================================================================================================
                                                        Number of Unexercised              Value of Unexercised
                        Shares                           Options at Year End              Options at Year End(1)
                      Acquired on     Value         ----------------------------------------------------------------
    Name               Exercise      Realized       Exercisable      Unexercisable     Exercisable     Unexercisable
--------------------------------------------------------------------------------------------------------------------
W. Kirk Wycoff          21,262       $353,239         199,553            27,562        $1,400,865         $133,271
--------------------------------------------------------------------------------------------------------------------
H. Wayne Griest             --             --           6,448             1,820            45,292            8,903
--------------------------------------------------------------------------------------------------------------------
George Mark                 --             --              --            15,750                --               --
--------------------------------------------------------------------------------------------------------------------
Eric J. Morgan              --             --          15,297            10,338           116,391           50,573
--------------------------------------------------------------------------------------------------------------------
Michael B. High             --             --              --            15,000                --               --
====================================================================================================================

(1)  Based on a per share market price of $12.375 at December 31, 1998.

Compensation Committee Interlocks and Insider Participation

     The Executive Committee of the Board of Directors also serves as the Compensation Committee of the Board of Directors of the Company. During 1998, the members of the Committee were Messrs. LaNoce, Klinger, Daggett, Tornetta and Wycoff. No member of the Committee is a current officer or employee of the Company or the Bank except for Mr. Wycoff, who does not participate in the decision making process for his compensation. The report of the Committee with respect to compensation for 1998 for the Chief Executive Officer and all other executive officers is set forth below.

Report of the Compensation Committee

     The Compensation Committee establishes the policy for compensation of executive officers of the Company. The Committee also serves as the Stock Benefits Plan Committee which makes awards under the Company's stock benefit plans and recommends to the Board of Directors changes or additions to the Company's stock benefit programs. The goals of the Committee are to assist the Company in attracting and retaining qualified management, motivating executives to achieve performance goals, rewarding management for outstanding performance and to ensure that the financial interests of the Company's management and stockholders are satisfied. The Committee believes that this is best accomplished though an appropriate mix of competitive base salaries, bonus and stock incentives.

     The Committee considers the following factors among others in determining base salary levels for executive officers, including the Chief Executive
Officer:

     o The position, the amount of responsibility the executive officer has, experience and number of years in office.

     o Compensation levels of corresponding positions at other thrift companies and commercial banks of similar size within the MidAtlantic region.

     o    The performance of the executive officer during the year.

     The Committee grants bonuses to executive officers, including the Chief Executive Officer, based upon the degree of attainment of specified individual and Company performance objectives for the year. The Company's performance objectives include reaching target levels based on return on equity and earnings per share. The bonus objectives are based on 70% for Company performance and 30% for individual performance.

     The committee reviewed compensation surveys prepared by SNL Securities and Sheshunoff Bank Services which showed average annual compensation for chief executive officers in the MidAtlantic states for comparable banks as well as summary compensation information for specific banks and thrifts comparable in size and products to the Company. Due to the unique mix of banking and other businesses conducted by the Company and the leadership qualities required to manage these functions, the Committee believes that compensation between the median and the 75th percentile of other bank and thrift institutions is warranted for Mr. Wycoff. Further, the Committee recognized that the financial performance of the Company over the past two years has shown growth in earnings per share and asset size of 33% and 27%, respectively, which is considered to be excellent performance. The Committee ratified the terms of Mr. Wycoff's employment agreement, extending the term for an additional year, and increased the amount of his annual bonus above the amount specified in the bonus formula by $10,000.

                                            Paul M. LaNoce
                                            Joseph R. Klinger
                                            William O. Daggett, Jr.
                                            Charles J. Tornetta
                                            W. Kirk Wycoff

Performance Graph

     The following graph compares the yearly cumulative total return on the Common Stock of Progress Financial Corporation over the five year period ending December 31, 1998 with (i) the yearly cumulative total return on the stocks included in the Nasdaq Stock Market, Inc. and (ii) the yearly cumulative total return on the stocks included in the Nasdaq Bank Stocks Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. A share of Common Stock purchased on January 1, 1994 and held until December 31, 1998, delivered a compounded annual return of 24.4%, including the reinvestment of dividends.


                                   [GRAPHIC]

     In the printed version of the document, a line graph appears which depicts the following plot points:

                Progress            Nasdaq              Nasdaq
                Financial            Stock               Bank
               Corporation           Market             Stocks
               -----------          -------             ------
1994              100                100                100
1995              132.39             141.44             148.93
1996              197.8              173.92             196.62
1997              431.29             213.38             329.22
1998              360.76             299.95             326.09

Employment Agreements

     The Company and the Bank (the "Employers") have entered into an employment agreement with W. Kirk Wycoff which provides for his employment for a period of three years with provisions for one-year extensions subject to Board approval unless sooner terminated by death, disability or termination for cause. The employment contract provides for a base salary, bonus plan, and entitles Mr. Wycoff to participate in all benefit plans and programs available to executive officers.

     The employment agreement is terminable with or without cause by the Employers of Mr. Wycoff. Mr. Wycoff shall have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death, provided, however, that if the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by Mr. Wycoff following a change in control of the Company, as defined, Mr. Wycoff will be entitled to a cash severance amount equal to 2.99 times the amount of Mr. Wycoff's annual compensation.

     The change in control is generally defined in the employment agreement to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of the SEC proxy rules, provided that a change in control shall be deemed to have occurred if (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities, or (ii) during any two-year period a change in a majority of the directors of the Company has occurred without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

     The Company has entered into change in control and termination agreements with certain executive officers of the Company, including Messrs. Griest, Morgan and High, in order to induce the executives to remain in the employ of the Company and to assist the Company in maintaining a stable and competent management base. The agreements are for a five-year term and provide for payments to the executives upon involuntary termination of the executive or the occurrence of other specified events related to a reduction in position, compensation or benefits following a "change in control" of the Company. Under the agreements, upon a change in control of the Company followed by termination, the executive would be entitled to the payment of: (i) two times the executive's highest base salary and annual cash bonus during the last two years in the case of Messrs. Morgan and High (one times the highest base salary and annual cash bonus during the last two years in the case of Mr. Griest), (ii) life, medical and dental benefits for a period of 24 months equivalent to benefits they would have received if they remained with the Company in the case of Messrs. Morgan and High (life, medical and dental benefits for a period of 12 months in the case of Mr. Griest) , and (iii) outplacement services for a period of 12 months. The present value of the total amount of payments under the agreements, when aggregated with any other payments to the executive which constitute parachute payments under Section 280G of the Internal Revenue Code of 1986, may not exceed
2.99 times the executive's base amount as determined under Section 280G.

Indebtedness of Management

     The Bank offers certain loans to its directors, officers and employees. It is the belief of management that these loans do not involve more than the normal risk of collectibility. Except for the waiving in most cases of loan origination fees for officers and employees during their employment or association with the Bank, these loans are made on substantially the same terms as those prevailing at the time for comparable transactions with nonaffiliated persons. Executive officers, directors, officers and employees of the Bank receive no discount from the market interest rate for loans made by the Bank. As of December 31, 1998, 16 loans totaling $3.3 million (or 8.0% of the Company's total stockholders' equity) were outstanding to the Company's directors and executive officers as a group. During 1998, no director or executive officer of the Company or the Bank had loans outstanding at preferred interest rates which aggregated $60,000 or more.

           PROPOSAL TO AMEND THE 1993 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES TO BE ISSUED UNDER THE PLAN

     At the Annual Meeting, stockholders will be asked to consider and approve a proposal to amend the 1993 Stock Incentive Plan to increase the number of authorized shares to be issued under the Plan. Such amendment was unanimously approved by the Board of Directors of the Company.

Description of the Amendment

     The Company maintains the Stock Incentive Plan, which provides for the grant of stock options and stock appreciation rights to officers and employees of the Company. The number of shares of Common Stock currently reserved for issuance under the Stock Incentive Plan is 475,507, of which approximately 10,000 shares remain available for issuance to date. As a result, the Board of Directors recently amended the Stock Incentive Plan to increase the total number of shares of Common Stock reserved for issuance upon exercise of awards granted under the Stock Incentive Plan by 100,000 from 475,507 to 575,507.

     The Stock Incentive Plan is designed to attract and retain qualified personnel in key positions, provide officers, and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and to reward key employees for outstanding performance and the attainment of targeted goals. The Stock Incentive Plan provides for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("incentive stock options"), non-qualified or compensatory stock options and stock appreciation rights (collectively "Awards"). Awards are available for grant to officers and key employees of the Company and any subsidiaries.

Description of the Amended and Restated 1993 Stock Incentive Plan

     The following description of the Stock Incentive Plan is a summary of its terms and is qualified in its entirety by reference to the Stock Incentive Plan.

     Administration. The Stock Incentive Plan is administered and interpreted by a committee of the Board of Directors ("Committee") that is composed solely of two or more non-employee directors.

     Number of Shares Covered by the Stock Incentive Plan. A total of 575,507 shares of Common Stock has been reserved for issuance pursuant to the Stock Incentive Plan. In the event of a stock split, reverse stock split or stock dividend, the number of shares of Common Stock under the Stock Incentive Plan, the number of shares to which any Award relates and the exercise price per share under any option or stock appreciation right shall be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding.

     Stock Options. Under the Stock Incentive Plan, the Board of Directors or the Committee determines which officers and key employees will be granted options, whether such options will be incentive or compensatory options, the number of shares subject to each option, whether such options may be exercised by delivering other shares of Common Stock and when such options become exercisable. The per share exercise price of an incentive stock option shall be not less than the fair market value of a share of Common Stock on the date the option is granted, and the per share exercise price of a compensatory stock option shall at least equal the greater of par value or 85% of the fair market value of a share of Common Stock on the date the option is granted.

     Stock options shall become vested and exercisable in the manner specified by the Board or the Committee, provided that all outstanding stock options (as well as stock appreciation rights) will become immediately vested and exercisable if there is a "change in control" or a "threatened change in control" of the Company, as defined in the Stock Incentive Plan.

     Each stock option or portion thereof shall be exercisable at any time on or after it vests and is exercisable until the earlier of ten years after its date of grant or three months after the date on which the optionee's employment terminates, unless extended by the Board or the Committee to a period not to exceed five years from such termination. However, failure to exercise incentive stock options within three months after the date on which the optionee's employment terminates may result in adverse tax consequences to the optionee. If an optionee dies while serving as an employee or terminates his service as a result of disability or retirement without having fully exercised his options, the optionee's executors, administrators, legatees or distributes of his estate shall have the right to exercise such options during the twelve-month period following the earlier of his death or termination due to disability or retirement, provided no option will be exercisable more than ten years from the date it was granted. Stock options are non-transferable except by will or the laws of descent and distribution. Notwithstanding the foregoing, an optionee who holds non-qualified options may transfer such options to his or her spouse, lineal ascendents, lineal descendants, or to a duly established trust for the benefit or one or more of these lineal descendants, or to a duly established for the benefit or one or more of these individuals. Options so transferred may thereafter be transferred only to the optionee who originally received the grant or to an individual or trust to whom the optionee could have initially transferred the option. Options which are so transferred shall be exercisable by the transferee according to the same terms and conditions as applied to the optionee.

     Stock Appreciation Rights. Under the Stock Incentive Plan, the Board of Directors or the Committee is authorized to grant stock appreciation rights to optionees under which an optionee may surrender any exercisable incentive stock option or compensatory stock option or any portion thereof in return for payment by the Company to the optionee of cash or Common Stock in an amount equal to the excess of the fair market value of the shares of Common Stock subject to option, or portion thereof, at the time over the exercise price of the option with respect to such shares, or a combination of cash and Common Stock. Stock appreciation rights which relate to incentive stock options must be granted concurrently with the incentive stock options, while stock appreciation rights which relate to compensatory stock options may be granted concurrently with the option or at any time thereafter which is prior to the exercise or expiration of such options.

     Amendment and Termination of the Stock Incentive Plan. The Stock Incentive Plan became effective in 1993 upon adoption by the Board and the stockholders of the Company. The Stock Incentive Plan shall remain in effect for a period of ten years from the effective date of the plan. The Board may at any time terminate or amend the Stock Incentive Plan with respect to any shares of Common Stock as to which Awards have not been granted. Termination of the Stock Incentive Plan shall not affect any previously granted Awards.

     Federal Income Tax Consequences. Under current provisions of the Internal Revenue Code, the federal income tax treatment of incentive stock options and compensatory stock options is substantially different. With regard to incentive stock options, an optionee who does not dispose of the shares within two years after the option was granted, or within one year after the option was exercised, will not recognize income at the time the option is exercised, and no federal income tax deduction will be available to the Company at any time as a result of such grant or exercise. However, the excess of the fair market value of the stock subject to an incentive stock option on the date such option is exercised over the exercise price of the option will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax. If stock acquired pursuant to an incentive stock option is disposed of before the holding periods described above expire, then the excess of the fair market value (but not in excess of the sales proceeds) of such stock on the option exercise date over the option exercise price will be treated as compensation income to the optionee in the year in which such disposition occurs, and, if it complies with applicable withholding requirements, the Company will be entitled to a commensurate income tax deduction. If the holding periods are satisfied, any difference between the sales proceeds and the fair market value of the stock on the option exercise date will be treated as long-term capital gain or loss.

     With respect to compensatory stock options, the difference between the fair market value of Common Stock on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and the Company will be entitled to a deduction in the amount of income so recognized by the optionee. Upon a subsequent disposition of the shares, the difference between the amount received by the optionee and the fair market value on the option exercise date will be treated as long or short-term capital gain or loss, depending on whether the shares were held for more than one year.

     No federal income tax consequences are incurred by the Company or the holder at the time a stock appreciation right is granted. However, upon the exercise of a stock appreciation right, the holder will realize income for federal income tax purposes equal to the amount received by him, whether in cash, shares of stock or both, and the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount.

     The above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     Accounting Treatment. Stock appreciation rights will, in most cases, require a charge against the earnings of the Company each year representing appreciation in the value of such rights over periods in which they become exercisable. Such charge is based on the difference between the exercise price specified in the related option and the current market price of the Common Stock. In the event of a decline in the market price of the Common Stock subsequent to a charge against earnings related to the estimated costs of stock appreciation rights, a reversal of prior charges is made in the amount of such decline (but not to exceed aggregate prior charges).

     Neither the grant nor the exercise of an incentive stock option or a non-qualified stock option under the Stock Incentive Plan currently requires any charge against earnings under generally accepted accounting principles. Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," establishes financial accounting and reporting standards for stock-based employee compensation. This Statement defines a fair market value method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under the fair value method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company uses the intrinsic value method, whereby pro forma disclosure is included in the footnotes to the Company's financial statements to show what net income and earnings per share would have been if the fair value method had been utilized. If the Company elects to utilize the fair value method, its net income and earnings per share may be adversely affected.

     Stockholder Approval. No awards will be granted under the Stock Incentive Plan for issuance in excess of the 475,507 shares of Common Stock currently authorized under the Stock Incentive Plan unless the amendment is approved by stockholders. Stockholder ratification of the amendment will also satisfy listing requirements of the Nasdaq Stock Market and federal tax requirements.

     The Board of Directors recommends that stockholders vote FOR adoption of the amendment to the 1993 Stock Incentive Plan.

          PROPOSAL TO RATIFY APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed PricewaterhouseCoopers L.L.P., independent accountants, to perform the audit of the Company's financial statements for the year ending December 31, 1999, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

     The Company has been advised by PricewaterhouseCoopers L.L.P. that neither that firm nor any of its associates has any relationship with the Company other than the usual relationship that exists between independent certified public accountants and clients. PricewaterhouseCoopers L.L.P. will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

     The Board of Directors recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers L.L.P. as independent auditors for the year ending December 31, 1999.

                              STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in April 2000, must be received at the principal executive offices of the Company, 4 Sentry Parkway, Suite 200, P.O. Box 3036, Blue Bell, Pennsylvania 19422-0764, Attention: Eric J. Morgan, Corporate Secretary, no later than November 20, 1999. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

     Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the 1934 Act may be brought before an annual meeting pursuant to Section 8.9 of the Company's Certificate of Incorporation, which provides that business at an annual meeting of stockholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or
(b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days prior to the annual meeting. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business and any other stockholders known by the stockholder to be supporting such proposal, (c) the class and number of shares of Common Stock of the Company which are beneficially owned by the stockholder, and by any other stockholders known by the stockholder to be supporting such proposal and (d) any financial interest of the stockholder in such business.

                                 ANNUAL REPORTS

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

     Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission under the 1934 Act. Such written requests should be directed to Patricia Ellick, Director of Investor Relations, Progress Financial Corporation, 4 Sentry Parkway, Suite 200, P.O. Box 3036, Blue Bell, Pennsylvania 19422-0764. The Form 10-K is not part of the proxy solicitation materials.

                                  OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                      PROXY
                         PROGRESS FINANCIAL CORPORATION
                           4 Sentry Parkway, Suite 200
                                  P.O. Box 3036
                            Blue Bell, PA 19422-0764

THIS PROXY IS SOLIClTED ON BEHALF OF THE DIRECTORS OF PROGRESS FINANCIAL CORPORATION FOR USE ONLY AT AN ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 27, 1999 AND AT ANY ADJOURNMENT THEREOF.

The undersigned being a stockholder of the Company, hereby appoints Eric J. Morgan as proxy, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at Plymouth Country Club, Plymouth and Belvoir Roads, Norristown, Pennsylvania on Tuesday, April 27, 1999 at 9:00 a.m., and at any adjournment of the said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters and in their discretion upon such other matters as may properly come before the meeting.

                         (To be Signed on Reverse Side)

|X| Please mark your
    votes as in this
    example.

1. ELECTION OF 4 DIRECTORS FOR A 3-YEAR TERM AND 1 DIRECTOR FOR A
   1 YEAR TERM.

FOR

WITHHOLD AUTHORITY


all the
nominees
listed below

to vote for
the nominees
listed below

                       (except as marked to the contrary)

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

3 year term: G. Daniel Jones, Paul M. LaNoce, Janet E. Paroo, Kevin J. Silverang

1 year term: John E. F. Corson

FOR

AGAINST

ABSTAIN

2. To amend the 1993 Stock Incentive Plan to increase the shares authorized under the Plan.

3. To ratify the appointment of PricewaterhouseCoopers L.L.P. as the Company's independent accountants for the year ending December 31, 1999.

4. To transact such other business as may properly come before the meeting and all adjournments thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If not otherwise specified, this Proxy will be voted "FOR" Proposals 1, 2 and 3 and otherwise at the discretion of the proxies with respect to any other business which may properly come before the meeting or any adjournment voted at the annual meeting.


SIGNATURE(S)_____________________________ DATE_________________

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, please so indicate.